Exhibit 4.55

FOURTH AMENDMENT TO

THE EXCLUSIVE RAGNAROK ONLINE LICENSE

AND DISTRIBUTION AGREEMENT

THIS FOURTH AMENDMENT (“this Amendment”) is made and entered into on this 5th day of March, 2015 (“Effective Date”), by and between Gravity Co., Ltd., (“Licensor”), a corporation duly organized and existing under the laws of the Republic of Korea and having its principal office at 15F, Nuritkum Square R&D Tower, 396, Worldcup buk-ro, Mapo-Gu, Seoul, Korea and AsiaSoft Corporation Public Co., Ltd., (“Licensee”) a corporation duly organized and existing under the laws of the Thailand and having its principal office at 9 U.M. Tower, 28th Floor, Room 9/283-5, Ramkhamhaeng Road, Suanluang, Bangkok 10250, Thailand.

RECITALS

WHEREAS, Licensor and Licensee (“Parties” collectively) signed EXCLUSIVE RAGNAROK ONLINE LICENSE AND DISTRIBUTION AGREEMENT (“the Agreement”), on 5th day of March 2010; and

WHEREAS, Parties entered into FIRST AMENDMENT TO RAGNAROK LICENSE AND DISTRIBUTION AGREEMENT (“the First Amendment”), on 5th day of March 2010.

WHEREAS, Parties entered into SECOND AMENDMENT TO THE EXCLUSIVE RAGNAROK ONLINE LICENSE AND DISTRIBUTION AGREEMENT (“the Second Amendment”), on 5th day of March 2012.

WHEREAS, Parties entered into THIRD AMENDMENT TO THE EXCLUSIVE RAGNAROK ONLINE LICENSE AND DISTRIBUTION AGREEMENT (“the Third Amendment”), on 5th day of March 2013.

WHEREAS, this Amendment is supplemental to the Agreement, and the Parties enter into this Amendment, to amend certain provisions in the Agreement.

NOW, THEREFORE, in consideration of the mutual promise and covenants contained herein, the Parties agree as follows:

1.	Renewal Term

The Parties agree to extend the term of the Agreement for one (1) year (“Renewed Term”) from March 5th, 2015 with conditions stated below in this Amendment. The Newly extended term of the Agreement shall be from March 5th, 2015 to March 4th, 2016.

2.	Renewal Condition

(1) License Fee.

Licensee shall pay to Licensor a non-recoupable and non-refundable Renewal License Fee in the amount of Twenty-five Thousand USD (US$25,000) within Thirty (30) Calendar days of the Effective Date.

3.	Continuing Effectiveness of the Agreement

Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions obligations, covenants or agreements contained in the Agreement amended by its amendments, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, Parties have executed this Amendment on the date first above written.

Gravity Co., Ltd.	AsiaSoft Corporation Public Co., Ltd.

By:	By:

Name: Hyun Chul Park	Name: Pramoth Sudjitporn

Title: CEO	Title: CEO